Exhibit 3.127

2002025- 143

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number	Statement of Registration
682514	Domestic Registered Limited Liability Partnership
(15 Pa.C.S. § 8201A)

Name James D. Kraus, Esq./		Buckingham, Doolittle & Burroughs, LLP	Document will be returned to the name and address you enter to
Address			the left.
50 S. Main St., P. O. Box 1500
City	State	Zip Code
Akron	Ohio	44309–1500

Fee: $100	Filed in the Department of State on	MAR 04 2002

ACTING /s/ [ILLEGIBLE]
Secretary of the Commonwealth

          In compliance with the requirements of 15 Pa.C.S. § 8201 (relating to statement of registration), the undersigned desiring to register a domestic registered limited liability partnership, hereby certifies that:

1.	The name of the domestic registered limited liability partnership (designator is required, i.e., “company”, “limited” or “limited liability partnership” or abbreviation):
Pavillion North, LLP

2.	Complete one of the following:

☐	The partnership is a general partnership and the address, including number and street, if any, of its principal place of business:

	Number and street	City	State	Zip	County

☒	The partnership is a limited partnership and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a) Number and Street	City	State	Zip	County

	9800 Old Perry Highway	Wexford	PA	15090	Allegheny

	(b) Name of Commercial Registered Office Provider				County

c/o:

[ILLEGIBLE]

2002025- 144

3.	The limited (strike out inapplicable term) partnership registers under 15 Pa.C.S. Subchapter 82A.

4.	The registration has been authorized by at least a majority in interest of the partners.

IN TESTIMONY WHEREOF, the undersigned general partner of the domestic registered limited liability partnership has executed this Statement of Registration this

20th day of December, 2001.

/s/ [ILLEGIBLE]
Signature

2002021-1096

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Certificate of Amendment-Domestic
Entity Number			(15 Pa.C.S.)
682514		☒	Limited Partnership (§ 8512)
		☐	Limited Liability Company (§ 8951)

Name James D. Kraus, Esq.			Buckingham, Doolittle & Burroughs, LLP	Document will be returned to the name and address you enter to the left.
Address				ï
50 S. Main Street, P. O. Box 1500
City	State		Zip Code
Akron	Ohio		44309-1500

Fee: $52	Filed in the Department of State on	MAR 04 2002

ACTING
/s/ [ILLEGIBLE]
Secretary of the Commonwealth

          In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is:
Pavillion North, a Limited Partnership

2.	The date of filing of the original Certificate of Limited Partnership/Organization:
February 9, 1972

3.	Check, and if appropriate complete, one of the following:

☐	The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

☒	The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐	The amendment shall be effective on: _________ at_________.
Date Hour

2002021-1097

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

☐	The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this
20th day of December, 2001.

Pavillion North, a Limited Partnership
Name of Limited Partnership/Limited Liability Company

/s/ [ILLEGIBLE]
Signature

Vice President
Title
Pavillion Nursing Center North, Inc. General Partner

2002021-1098

“EXHIBIT A”

          The name and business address of the General Partner of the Partnership are as follows:

Pavillion Nursing Center North, Inc., a Pennsylvania corporation, with its principal place of business at 9800 Old Perry Highway, Wexford, Allegheny County, Pennsylvania 15090.

FIRST
AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PAVILLION NORTH, A LIMITED PARTNERSHIP

          We, the undersigned, desiring to continue a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership Act (“Act”), state as follows:

          WHEREAS, the General and Limited Partners of Pavillion North, a Limited Partnership (the “Partnership”) organized pursuant to the Pennsylvania Limited Partnership Act of April 12, 1917, P.L. 55, as amended (“Prior Act”) having executed an original Certificate of Limited Partnership on January 27, 1972 and having caused same to be filed with the Recorder of Deeds of Allegheny County, Pennsylvania on February 9, 1972, recorded in Limited Partnership Volume 15, Page 423; and

          WHEREAS, on August 22, 1978, a First Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, on July 20, 1979, a Second Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, on November 3, 1980, a Third Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, on March 30, 1984, a Fourth Amendment to Certificate of Limited Partnership was executed by the then current Partners of the Partnership and duly recorded; and

          WHEREAS, the Partners now desire to file a First Amended and Restated Certificate of Limited Partnership to reflect the terms and provisions of the First Amended and Restated Agreement of Limited Partnership dated as of December 13, 1993;

          NOW, THEREFORE, the undersigned hereby certify as follows:

          1. The name of the Partnership shall remain as Pavillion North, a Limited Partnership.

          2. The registered office of the Partnership shall be 9800 Old Perry Highway, Wexford, Pennsylvania 15090.

          3. The names and business addresses of each General Partner of the Partnership are as follows:

General Partners:	Pavillion Nursing Center North, Inc.
c/o Emery Medical Management Co.
26055-A Emery Road
Cleveland, OH 44128-5780

and

Hollis J. Garfield
c/o Wiggins/Garfield Associates
One Bigelow Square, Suite 2000
Pittsburgh, PA 15219-3030

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set opposite their signatures below.

PAVILLION NURSING CENTER NORTH, INC.

Dated:	3/1/94	By:	/s/ [ILLEGIBLE]
			Vice President	Title

Dated:	3/1/94	/s/ Hollis J. Garfield
Hollis J. Garfield

“GENERAL PARTNERS”

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